Exhibit 99.1


                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND
                                SOUTHERN DIVISION

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IGEN INTERNATIONAL, INC.,              )
                PLAINTIFF,             )
                                       )
                  v.                   )         CASE NO. PJM 97-3461
                                       )
ROCHE DIAGNOSTICS GmbH,                )
                DEFENDANT.             )
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                            FINAL ORDER OF JUDGEMENT

                This action came on for trial before the Court and the Jury, with the Honorable Peter J. Messitte, United States District Judge, presiding. The issues having been duly tried, the Jury having duly rendered its verdict, and the Court having made findings in accordance with the answers to the specific interrogatories on the Special Verdict Form (attached hereto), and having concluded that issuance of certain injunctive relief is necessary to remedy threats of future or recurring breaches,

         IT IS ORDERED AND ADJUDGED as follows:

I.       IGEN'S CLAIMS AGAINST ROCHE DIAGNOSTICS

         A. MONEY DAMAGES. Plaintiff IGEN International, Inc., ("IGEN") shall recover from Defendant Roche Diagnostics GmbH ("Roche Diagnostics") $505,406,002 in money damages (subject to an offset of $4,800,000), as set forth in the special verdict rendered by the jury, as follows:


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        1. The sum of $12,000,000.00 in compensatory damages for Count I of the
        Amended Comp1aint (Breach of Contract-Royalties);

        2. The sum of $5,798,427.00 in compensatory damages for Count II of the Amended Complaint (Breach of Contract-Rental Surcharge);

        3. The sum of $807,525.00 in compensatory damages for Count III of the Amended Complaint (Breach of Contract-Out-of-Field Sales);

        4. The sum of $10.00 in nominal damages for Count IV of the Amended Complaint (Breach of Contract-Failure To Ensure Full Compliance by Affiliate Sublicensees);

        5. The sum of $10.00 in nominal damages for Count V of the Amended Complaint (Breach of Contract-Improvement of Assays for "ES" Systems);

        6. The sum of $10.00 in nominal damages for Count X of the Amended Complaint (Breach of Contract-Improvements and Patents);

        7. The sum of $10.00 in nominal damages for Count XII of the Amended Complaint (Breach of Contract-Improper Settlement of the Serono (Delaware) Action);

        8. The sum of $82,000,000.00 in compensatory damages for Count XIII of the Amended Complaint (Breach of Duty of Good Faith and Fair Dealing); and

        9. The sum of $4,800,000.00 in compensatory damages and $400,000,000.00 in punitive damages for Count XIV of the Amended Complaint (Unfair Competition). By virtue of Roche Diagnostics' prior payments to IGEN, there shall be an offset in the amount of $4,800,000.00 to the award of compensatory damages.


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Roche Diagnostics shall pay these sums together with post-judgment interest at the legal rate and the costs of the action taxable under 28 U.S.C. Section 1920 (to be later calculated).

        B. DECLARATORY RELIEF. IGEN is entitled to declaratory relief, and the Court declares the rights and duties of the parties as follows:

       1. Roche Diagnostics has materially breached material obligations of the License and Technology Development Agreement Between Boehringer Mannheim GmbH and IGEN Incorporated (September 23, 1992) (hereafter "License Agreement") that are at issue in Counts I (Royalties), III (Out-of-Field Sales), X (Improvements), XII (Improper Settlement of the Serono (Delaware) Action), and XIII (Breach of Duty of Good Faith and Fair Dealing).

       2. IGEN is entitled to terminate the License Agreement. The Stipulation entered on March 25, 1998, remains in full force and effect.

       3. Roche Diagnostics is obligated to return to IGEN Roche Diagnostics' semi-exclusive license to Nucleic Acid Probes (as defined in the License Agreement).

        C. PROHIBITORY INJUNCTIVE RELIEF. Defendant Roche Diagnostics and each of its agents, servants, employees, officers, attorneys, parents, affiliates, subsidiaries, successors, and assigns, and all persons in privity or in active concert or participation with Roche Diagnostics are hereby permanently enjoined and prohibited from directly or indirectly:

  1.  Marketing,  selling,  leasing,  placing, or otherwise distributing the


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      Elecsys 1010,  2010,  E170,  or other ECL-based products except where they are used solely in hospitals (except where the performance of the Assay takes place at the side of the patient), blood banks, or clinical reference laboratories.

  2. Marketing, selling, leasing, placing, or otherwise distributing the Elecsys 1010, 2010, E170, or other ECL-based products to physicians' office laboratories which, for purposes of this Judgment, are defined as laboratories that: (i) are owned by a physician or medical practice and
      (ii) do not perform tests on samples from individuals who are not patients of that physician or medical practice. For purposes of this Judgment, Laborgemeinschaften, except insofar as they fall within the definition of "physicians' office laboratories" specified herein, are deemed to be clinical reference laboratories.

  3. Continuing to sublicense IGEN's ECL technology to "Affiliate Sublicensees" (as that term is defined in the License Agreement) without taking measures that ensure full compliance with the License Agreement by such Affiliate Sublicensees. On a semi-annual basis, Roche Diagnostics shall provide to each of its Affiliate Sublicensees, with a contemporaneous copy to IGEN, a written description of Roche Diagnostics' obligations under the License Agreement and the steps to be taken to ensure compliance with those obligations.

        D. MANDATORY INJUNCTIVE RELIEF. Defendant Roche Diagnostics and each of its agents, servants, employees, officers, attorneys, parents, affiliates, subsidiaries, successors, and assigns, and all persons in privity or in active concert or participation with Roche Diagnostics are hereby affirmatively commanded and directed to take the following actions within the time periods set forth:

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  1.       Roche  Diagnostics  shall,  within 60 days of the entry of this
           Judgment, provide IGEN with a complete list of all past and present worldwide customers of the Elecsys 1010, Elecsys 2010, E170, or other ECL-based products. In this list, Roche Diagnostics shall specifically identify the segment of the licensed "Field" in which each customer falls-that is, a "hospital laboratory," a "clinical reference laboratory," or a "blood bank." If a customer is not a "hospital," a "clinical reference laboratory," or a "blood bank," Roche Diagnostics shall identify the type of customer, including whether it is a "physicians' office laboratory." For purposes of this provision, "physicians' office laboratory" is defined as stated in Paragraph I.C.2 above. This customer list, and all information contained in the list, shall be designated and treated as "Highly Confidential" (except for physician office laboratory customers, which shall be designated as "Confidential") pursuant to the Confidentiality Stipulation and Protective Order entered in this proceeding.

  2. Roche Diagnostics shall, within 60 days of the end of each calendar quarter, until such time as the License Agreement is terminated or expires, provide IGEN with updated customer lists meeting the criteria specified in Paragraph I.D.1 above.

  3. With respect to any past or present customer appearing on the list specified in Paragraph I.D.1 above that is a pharmaceutical company, Roche Diagnostics shall, within 60 days of the entry of this Judgment, provide IGEN with a written explanation of the nature of the placement, the purpose(s) for which the customer is using ECL-based products, and the reason(s) Roche Diagnostics believes such customer is a "hospital," "blood bank," or "clinical reference 1aboratory."

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           With respect to any other reclassified placements appearing on the list specified on Paragraph I.D.1 or any new placements on future lists, if IGEN believes the placements may fall outside the licensed Field (as set forth in the License Agreement), IGEN may, within 30 days of the receipt of such list initiate the dispute resolution procedures set forth in Section 10.1 of the License Agreement to determine the proper classification.

  4. With respect to future placements of the Elecsys 1010, Elecsys 2010, E170, or other ECL-based products, Roche Diagnostics shall not market, sell, lease, place, or otherwise distribute such products to any new customers that are pharmaceutical companies unless Roche
           Diagnostics: (i) provides IGEN with advance notice of the intended customer along with a written explanation of the nature of the placement, the purpose(s) for which the customer would use ECL-based products, and the reason(s) Roche Diagnostics believes such customer is a "hospital," "blood bank," or "clinical reference laboratory"; and (ii) provides IGEN with a period 21 days after receipt of such written notice to object in writing to the intended placement. If Roche Diagnostics proceeds with the intended placement over IGEN's written objection, IGEN may, in its discretion, initiate the dispute resolution procedures set forth in Section 10.1 of the License Agreement.

  5. Roche Diagnostics shall report royalties to IGEN on a quarterly basis within the time frame specified in the License Agreement at a rate of 9% of Net Sales (as defined in the License Agreement), and in any event at an effective rate of not less than 8.325% of all amounts invoiced (without any reduction, set-off, or reallocation) by Roche Diagnostics and its Affiliate Sublicensees


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           for ECL-based instruments, assays, services, and other products and accessories that can be used only with ECL-based systems.

  6. Roche Diagnostics shall deliver to IGEN copies of all existing patent applications on "Improvements" (as that term is defined in the License Agreement) within 30 days of the entry of this Judgment.

  7. Roche Diagnostics shall deliver to IGEN, within the time specified in the License Agreement, copies of all future patent applications on "Improvements" created between the entry of this Judgment and such time as the License Agreement is terminated or expires.

  8. In accordance with the Jury's verdict regarding Roche Diagnostics' obligation to provide Improvements to IGEN, within 30 days of the entry of this Judgment, or 30 days of decision on the applicable post-judgment motion(s) (whichever is later), Roche Diagnostics shall make available and grant to IGEN for use in products based on the ECL technology in fields other than the "Field" (as that term is defined in the Agreement) an irrevocable, perpetual, fully-paid, non-exclusive license (with the right to sublicense) to copy, make, have made, use and/or sell:

               a.       The entire Elecsys 1010 instrument.
               b.       The entire Elecsys 2010 instrument.
               c. All aspects of the ECL assays that Roche Diagnostics developed under the License Agreement.
               d. All aspects of the instruments and assays that arose out of the Molecsys program (i.e., the development program for ECL-based DNA probes).
               e. The polymerase chain reaction ("PCR") technology that was used in connection with the Molecsys program.

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               f.       The Roche Diagnostics method for coating magnetic beads.
               g.       The ECL module of the E-170 instrument.

  9. In furtherance of its obligations in Paragraph I.D.8 above, Roche Diagnostics shall provide to IGEN: (i) documents, protocols, formulas, specifications, systems specifications, design drawings, processes, data, controls, materials, regulatory filings, know-how, show-how in the possession, custody, or control of Roche Diagnostics and/or any of its subcontractors (e.g., Hitachi), and (ii) all other information and materials required or necessary to enable IGEN to design, develop, replicate, manufacture, validate, obtain regulatory approval for, and commercialize such Improvements. Roche Diagnostics shall respond in a timely manner to all reasonable requests by IGEN for information and make personnel of Roche Diagnostics and/or any of its subcontractors (e.g., Hitachi) available to IGEN for on-site and/or other consultation as needed to ensure the full transfer of all such Improvements. All costs associated with such transfer shall be borne by Roche Diagnostics. Nothing in this Judgment shall be construed as a guarantee by Roche Diagnostics of the commercial success of any products developed or marketed by IGEN.

  10. To the extent any of the documents, protocols, systems, specifications, processes, data, controls, materials, regulatory filings, know-how, and show-how specified in Paragraph I.D.9 above are held by or supplied to Roche Diagnostics by a third party, Roche Diagnostics shall, within 30 days of the entry of Judgment, or 30 days after decision on the applicable post-judgment motion(s) (whichever is later), identify such third party or parties and the item(s) that such third party (or parties) holds or supplies.

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  11.      Roche Diagnostics shall provide to IGEN, in accordance with the procedures set forth in Paragraph I.D.9 above, all Improvements (as that term is defined in Section 1.6 of the License Agreement) created, conceived, or reduced to practice between the entry of this Judgment and such time as the License Agreement is terminated or expires. Any and all such future "Improvements" shall be delivered to IGEN on a quarterly basis.

       E.    INSTRUCTIONS REGARDING CERTAIN PRELIMINARY ORDERS

    1. The Order and Preliminary Injunction entered on October 19, 1998, is superseded by this Judgment.

    2. The bond in the amount of $750,000.00 that IGEN posted pursuant to Paragraph 9 of the Order and Preliminary Injunction entered on October 19, 1998, is hereby released.

    3. The amount held in escrow by Roche Diagnostics pursuant to the Order and Preliminary Injunction entered on October 19, 1998, is hereby released to Roche Diagnostics.

    4. The Consent Order concerning the transfer of certain Elecsys customers entered on May 4, 2000, is superseded by this Judgment.

    5. The Supply, Services and Support Agreement, dated as of May 1, 2000, as may be amended by the parties, shall remain in full force and effect.

    6. With respect to customers transferred by Roche Diagnostics to IGEN pursuant to the Consent Order:

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        a. Roche Diagnostics shall not terminate contracts with such customers without good cause. Roche Diagnostics shall not be required by this Order to renew existing contracts with transferred customers, unless otherwise required by an existing customer contract. To the extent that some or all of the contracts with transferred customers are scheduled to expire prior to the final disposition of this action, the parties may agree to extend those contracts, or in the event of a disagreement, may seek the Court's resolution of the dispute. Neither Roche Diagnostics nor IGEN shall amend, modify, or extend existing agreements with transferred customers without the prior written consent of the other party, which will not be unreasonably withheld, except that (a) if an existing transferred customer requests an expansion of its monthly assay requirements (in quantity, in nature; or both), IGEN shall be permitted to provide the additional assays without the written consent of Roche Diagnostics,
           (b) IGEN may increase the prices of ECL-based products sold to transferred customers, if the customers agree to such price increases, and (c) IGEN may discount a particular customer invoice if it so desires, but IGEN's payments to Roche Diagnostics for service pursuant to the terms of the Supply Agreement shall be based on the non-discounted customer invoice price.

        b. IGEN is not required by this Judgment to assume the financial risks associated with the termination of contracts with such customers.

        c. Roche Diagnostics shall provide to IGEN, within 30 days of the entry of this Judgment, a written description of all third-party financing

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           obligations with respect to such customers, including an
           identification of each customer for which a third-party financing obligation exists and, for each such customer, the duration of the obligation, the amount of and due date for each periodic payment, and that name and address of the entity to which payments must be made.

       7. The amount held in escrow by IGEN pursuant to the Consent Order is hereby released to IGEN, and IGEN is hereby relieved of the escrow obligations set forth in Paragraph 1(a) of the Consent Order.

        F. REMAINING COUNTS. Plaintiff IGEN takes nothing on the following Counts of the Amended Complaint: VI (Breach of Contract-Cobas Systems), VII (Breach of Contract-Failure to Place DNA Probe Assays on ECL-based Systems), and VIII (Breach of Contract-Failure to Commercialize Competitive Product Line (Immunoassays)), and Counts VI, VII and VIII are dismissed on the merits.

II.      ROCHE DIAGNOSTICS' COUNTERCLAIMS AGAINST IGEN

         A. MONEY DAMAGES. Roche Diagnostics shall recover from IGEN $500,000.00 in compensatory damages for Counterclaim II (Breach of Duty of Good Faith and Fair Dealing) as set forth on the Special Verdict Form, together with post-judgment interest at the legal rate.

         B. REMAINING COUNTERCLAIMS. Roche Diagnostics takes nothing on Counterclaim I (Breach of Contract-Extension of Eisai's Rights in Japan) or Counterclaim III (Breach of Contract-Improvements), and Counterclaims I and III are dismissed on the merits.


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III. CONTINUING JURISDICTION

         The Court shall retain jurisdiction over the action for the purpose of enforcing the terms of this Judgment.


         DATED THIS 15 DAY OF FEBRUARY, 2002.



                                                      /s/ PETER J. MESSITTE
                                                      ---------------------
                                                       PETER J. MESSITTE
                                                 UNITED STATES DISTRICT JUDGE

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